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                                                                     EXHIBIT 4.6



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                    CAPITAL SECURITIES GUARANTEE AGREEMENT

                     Prudential Financial Capital Trust I


                       Dated as of __________ ___, 2001



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                               TABLE OF CONTENTS
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ARTICLE I       INTERPRETATIONS AND DEFINITIONS..................................................   2

SECTION 1.1     Interpretations..................................................................   2
SECTION 1.2     Definitions......................................................................   2

ARTICLE II      TRUST INDENTURE ACT..............................................................   5

SECTION 2.1     Application of Trust Indenture Act...............................................   5
SECTION 2.2     List of Holders of Securities....................................................   6
SECTION 2.3     Reports by the Capital Securities Guarantee Trustee..............................   6
SECTION 2.4     Periodic Reports to Capital Securities Guarantee Trustee.........................   6
SECTION 2.5     Evidence of Compliance with Conditions Precedent.................................   6
SECTION 2.6     Event of Default; Waiver.........................................................   7
SECTION 2.7     Event of Default; Notice.........................................................   7
SECTION 2.8     Conflicting Interests............................................................   7
SECTION 2.9     Disclosure of Information........................................................   7
SECTION 2.10    Recoveries of Judgments and Proofs of Claim......................................   8

ARTICLE III     POWERS, DUTIES AND RIGHTS OF THE CAPITAL SECURITIES GUARANTEE TRUSTEE............   8

SECTION 3.1     Powers and Duties of the Capital Securities Guarantee Trustee....................   8
SECTION 3.2     Certain Rights of the Capital Securities Guarantee Trustee.......................   9
SECTION 3.3     Not Responsible for Recitals or Issuance of Guarantee............................  12

ARTICLE IV      CAPITAL SECURITIES GUARANTEE TRUSTEE.............................................  12

SECTION 4.1     Capital Securities Guarantee Trustee; Eligibility................................  12
SECTION 4.2     Appointment, Removal and Resignation of the Capital Securities Guarantee Trustee.  12

ARTICLE V       GUARANTEE........................................................................  13

SECTION 5.1     Guarantee........................................................................  13
SECTION 5.2     Waiver of Notice and Demand......................................................  14
SECTION 5.3     Obligations Not Affected.........................................................  14
SECTION 5.4     Rights of Holders................................................................  14
SECTION 5.5     Guarantee of Payment.............................................................  15
SECTION 5.6     Subrogation......................................................................  15
SECTION 5.7     Independent Obligations..........................................................  15

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ARTICLE VI      TERMINATION......................................................................  16

ARTICLE VII     INDEMNIFICATION..................................................................  16

SECTION 7.1     Exculpation......................................................................  16
SECTION 7.2     Compensation, Expenses and Indemnification.......................................  16

ARTICLE VIII    MISCELLANEOUS....................................................................  17

SECTION 8.1     Successors and Assigns...........................................................  17
SECTION 8.2     Amendments.......................................................................  17
SECTION 8.3     Notices..........................................................................  17
SECTION 8.4     Benefit..........................................................................  18
SECTION 8.5     Governing Law....................................................................  18

     This GUARANTEE AGREEMENT (the "Capital Securities Guarantee"), dated as of ___, 2001, is executed and delivered by Prudential Financial, Inc., a New Jersey corporation (the "Guarantor"), and JPMorgan Chase Bank, as trustee (the "Capital Securities Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of Prudential Financial Capital Trust I, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of ___, 2001, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof ___capital securities (___ if the underwriters' overallotment option to purchase additional capital securities is exercised), liquidation amount $50 per capital security, having an aggregate liquidation amount of $___ ($___ if the underwriters' overallotment option to purchase additional capital securities is exercised), designated the ___% Capital Securities (the "Capital Securities");

     WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities Guarantee, to pay on a senior basis to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

     WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Capital Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an event of default under the Indenture (as defined herein), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders to receive Guarantee Payments under this Capital Securities Guarantee.

     NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I

                        INTERPRETATIONS AND DEFINITIONS

SECTION 1.1    Interpretations.

     In this Capital Securities Guarantee, unless the context otherwise requires:

     (a) capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

     (c) all reference to "the Capital Securities Guarantee" or "this Capital Securities Guarantee" are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;

     (d) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee, unless otherwise specified;

     (e) a term defined in the Trust Indenture Act or the Declaration has the same meaning when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee or unless the context otherwise requires; and

     (f)  a reference to the singular includes the plural and vice versa.

SECTION 1.2    Definitions.

     "Affiliate" has the same meaning as given in the Indenture.

     "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

     "Business Day" means any day that is not a Saturday, Sunday or day on which banking institutions and trust companies in The City of New York are authorized or required by law, regulation or executive order to close.

     "Capital Securities" has the meaning specified in the first Recital.

     "Capital Securities Guarantee" has the meaning specified in the introductory paragraph.

     "Capital Securities Guarantee Trustee" means JPMorgan Chase Bank, until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee, and thereafter means each such Successor Capital Securities Guarantee Trustee.

     "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

     "Common Securities Guarantee" has the meaning specified in the third
Recital.

     "Corporate Trust Office" means the office of the Capital Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 450 West 33rd Street, 15 Floor, New York, New York 10001, Attention:
Institutional Trust Services.

     "Covered Person" means any Holder or beneficial owner of Capital
Securities.

     "Debenture Issuer" means the Guarantor in its capacity as the issuer of the Debentures.

     "Debentures" means the series of debentures of the Guarantor designated the ___% Debentures due ___, 2006 held by the Property Trustee (as defined in the Declaration) of the Issuer.

     "Declaration" has the meaning specified in the first Recital.

     "Direction" by a person means a written direction signed: (a) if the Person is a natural person, by that Person; or (b) in any other case in the name of such Person by one or more Authorized Officers of that Person.

     "Distribution" has the same meaning as given in the Declaration.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Capital Securities Guarantee.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer:

          (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Capital Securities to the extent the Issuer shall have funds available therefor, and

          (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Capital Securities as provided in the Declaration), the lesser of

                    (a) the aggregate of the liquidation amount of such Capital Securities plus all accrued and unpaid Distributions on such Capital Securities to and including the date of payment, to the extent the Issuer shall have funds available therefor, and

                    (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (amounts in clause (a) or (b), the "Liquidation Distribution").

          If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders to receive Guarantee Payments.

     "Guarantor" has the meaning specified in the introductory paragraph of this Capital Securities Guarantee.

     "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

     "Indemnified Person" means the Capital Securities Guarantee Trustee including in its individual capacity, any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Securities Guarantee Trustee.

     "Indenture" means the Indenture dated as of ___, 2001, among the Debenture Issuer and JPMorgan Chase Bank, as trustee, and any indenture supplemental thereto pursuant to which certain debt securities of the Debenture Issuer are to be issued to the Property Trustee of the Issuer.

     "Issuer" has the meaning specified in the introductory paragraph of this Capital Securities Guarantee.

     "Liquidation Distribution" has the meaning specified under "Guarantee Payments."

     "List of Holders" has the meaning specified in Section 2.2(a).

     "Majority in liquidation amount of the Capital Securities" means, except as provided by the Trust Indenture Act, a vote by Holders of Capital Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on liquidation or otherwise) of all Capital Securities.

     "Officer's Certificate" means, with respect to any Person, a certificate signed by one Authorized Officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Capital Securities Guarantee (other than pursuant to Section 314(a)(4) of the Trust Indenture Act) shall include:

          (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definition relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

          (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer" means, when used with respect to the Capital Securities Guarantee Trustee, any officer within the corporate trust department of the Capital Securities Guarantee Trustee (or any successor of the Capital Securities Guarantee Trustee), including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, any senior trust officer or any other officer of the Capital Securities Guarantee Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who in each case shall have direct responsibility for the administration of this Capital Securities Guarantee.

     "Successor Capital Securities Guarantee Trustee" means a successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                  ARTICLE II

                              TRUST INDENTURE ACT

SECTION 2.1    Application of Trust Indenture Act.

     (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

     (b) If and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2    List of Holders of Securities.

     (a) The Guarantor shall provide the Capital Securities Guarantee Trustee with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) within 15 days after each record date for payment of Distributions, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Capital Securities Guarantee Trustee, excluding from any such list the names and addresses received by the Capital Securities Guarantee Trustee in its capacity as registrar for the Capital Securities, provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor.

     (b) The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (c) The Capital Securities Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3    Reports by the Capital Securities Guarantee Trustee.

     Within 60 days after May 15 of each year, commencing May 15, 2002, the Capital Securities Guarantee Trustee shall provide to the Holders such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

SECTION 2.4    Periodic Reports to Capital Securities Guarantee Trustee.

     The Guarantor shall provide to the Capital Securities Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314(a)(4) of the Trust Indenture Act, provided that such compliance certificate shall be delivered on or before 120 days after the end of each calendar year of the Guarantor. Delivery of such reports, information and documents to the Capital Securities Guarantee Trustee is for informational purposes only and the Capital Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Capital Securities Guarantee Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 2.5    Evidence of Compliance with Conditions Precedent.

     The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act.

Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) may be given in the form of an Officer's Certificate.

SECTION 2.6    Event of Default; Waiver.

     The Holders of a Majority in liquidation amount of Capital Securities may, by vote, on behalf of all Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7    Event of Default; Notice.

     (a) The Capital Securities Guarantee Trustee shall, within 90 days after a Responsible Officer of the Capital Securities Guarantee Trustee obtains actual knowledge of the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all such Events of Default actually known to such Responsible Officer of the Capital Securities Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided that the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     (b) The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Securities Guarantee Trustee shall have received written notice thereof, or a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of the Capital Securities Guarantee shall have obtained actual knowledge thereof.

SECTION 2.8    Conflicting Interests.

     The Declaration and the Indenture shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

SECTION 2.9    Disclosure of Information.

     The disclosure of information as to the names and addresses of the Holders of the Capital Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Capital Securities Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 2.10  Recoveries of Judgments and Proofs of Claim.

     Upon the occurrence of an Event of Default, the Capital Securities Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the Capital Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.

                                  ARTICLE III

                       POWERS, DUTIES AND RIGHTS OF THE
                     CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Capital Securities Guarantee Trustee.

     (a) This Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders, and the Capital Securities Guarantee Trustee shall not transfer this Capital Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to
Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee on acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as Successor Capital Securities Guarantee Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

     (b) If an Event of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee has occurred and is continuing, the Capital Securities Guarantee Trustee shall be entitled to enforce this Capital Securities Guarantee for the benefit of the Holders.

     (c) The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of such Events of Default that may have occurred:

            (A) the duties and obligations of the Capital Securities Guarantee Trustee shall be determined solely by the express provisions of this Capital Securities Guarantee, and the Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Capital Securities Guarantee Trustee; and

            (B) in the absence of bad faith on the part of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;

            (ii) the Capital Securities Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Capital Securities Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Capital Securities Guarantee; and

            (iv) no provision of this Capital Securities Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or if indemnity reasonably satisfactory to the Capital Securities Guarantee Trustee against such risk or liability is not reasonably assured to it.

SECTION 3.2  Certain Rights of the Capital Securities Guarantee Trustee.

     (a)  Subject to the provisions of Section 3.1:

          (i) The Capital Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Capital Securities Guarantee shall be sufficiently evidenced by a Direction or an Officer's Certificate.

          (iii) Whenever, in the administration of this Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Capital Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

          (v) The Capital Securities Guarantee Trustee may consult with competent legal counsel of its selection, and the advice or written opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction.

          (vi) The Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against the reasonable costs, expenses (including reasonable attorneys' fees and reasonable expenses and the expenses of the Capital Securities Guarantee Trustees, agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee provided by Section 3.1(c).

          (vii) The Capital Securities Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (viii) The Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Capital Securities Guarantee the Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Securities Guarantee Trustee

            (A) may request instructions from the Holders of a Majority in liquidation amount of the Capital Securities,

            (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and

            (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

     (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty.

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

SECTION 3.3  Not Responsible for Recitals or Issuance of Guarantee.

     The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Capital Securities Guarantee.

                                  ARTICLE IV

                     CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1  Capital Securities Guarantee Trustee; Eligibility.

     (a) There shall at all times be a Capital Securities Guarantee Trustee which shall:

          (i)   not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Capital Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in
Section 4.2(c).

     (c) If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of the Capital Securities Guarantee Trustee.

     (a) Subject to Section 4.2(b), the Capital Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor.

     (c) The Capital Securities Guarantee Trustee appointed to office shall hold office until a Successor Capital Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

     (d) If no Successor Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after the Capital Securities Guarantee Trustee has received notice of removal or delivery to the Guarantor of an instrument of resignation, the Capital Securities Guarantee Trustee being removed or resigning, whichever the case may be, may petition any court of competent jurisdiction for appointment of a Successor Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Securities Guarantee Trustee.

     (e) No Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Securities Guarantee Trustee.

     (f) Upon termination of this Capital Securities Guarantee or removal or resignation of the Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts due to the Capital Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                   ARTICLE V

                                   GUARANTEE

SECTION 5.1  Guarantee.

     The Guarantor irrevocably and unconditionally agrees to pay in full on a senior unsecured basis to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2  Waiver of Notice and Demand.

     The Guarantor hereby waives notice of acceptance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3  Obligations Not Affected.

     The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

     (b) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (d)  any invalidity of, or defect or deficiency in, the Capital Securities;

     (e) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (f) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4  Rights of Holders.

     (a) The Holders of a Majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Capital Securities

Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Capital Securities Guarantee, provided that, subject to Section 3.1, the Capital Securities Guarantee Trustee shall have the right to decline to follow any such direction if the Capital Securities Guarantee Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Capital Securities Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Capital Securities Guarantee Trustee, in good faith, by its board of directors or trustees, executive committee, or a trust committee of directors or trustees, and/or Responsible Officers, shall determine that the action or proceeding so directed would involve the Capital Securities Guarantee Trustee in personal liability for which indemnification pursuant to Section 7.2(b) would not be sufficient.

     (b) If the Capital Securities Guarantee Trustee fails to enforce this Capital Securities Guarantee, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Securities Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of the Capital Security Guarantee for such payment. The Guarantor waives any right or remedy to require that any action on this Capital Securities Guarantee be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5  Guarantee of Payment.

     This Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6  Subrogation.

     The Guarantor shall be subrogated to all rights, if any, of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7  Independent Obligations.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (f), inclusive, of Section 5.3 hereof.

                                  ARTICLE VI

                                  TERMINATION

     This Capital Securities Guarantee shall terminate upon (i) the distribution of the Debentures to all Holders or (ii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Capital Securities or under this Capital Securities Guarantee.

                                  ARTICLE VII

                                INDEMNIFICATION

SECTION 7.1  Exculpation.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence, bad faith or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 7.2  Compensation, Expenses and Indemnification.

     (a) The Guarantor agrees to pay to the Capital Securities Guarantee Trustee such compensation as the Guarantor and the Capital Securities Guarantee Trustee shall from time to time agree in writing for all services rendered by the Capital Securities Guarantee Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and to reimburse the Capital Securities Guarantee Trustee upon request for all reasonable expenses, disbursements and advances (including the reasonable fees and expenses of its attorneys and agents) incurred or made by the Capital Securities Guarantee Trustee in accordance with any provision of this Capital Securities Guarantee.

     (b) The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     (c) To the fullest extent permitted by applicable law, reasonable out-of-pocket expenses (including reasonable legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking in form and substance satisfactory to the Guarantor (including with respect to such Indemnified Person's solvency) by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 7.2(b).

     (d) The provisions set forth in this Section 7.2 shall survive the termination of the Capital Securities Guarantee and any resignation or removal of the Capital Securities Guarantee Trustee.

                                 ARTICLE VIII

                                 MISCELLANEOUS

SECTION 8.1  Successors and Assigns.

     All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding.

SECTION 8.2  Amendments.

     Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Capital Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of the outstanding Capital Securities. The provisions of Section 12.2 of the Declaration with respect to meetings and action by written consent of Holders apply to the giving of such approval.

SECTION 8.3  Notices.

     All notices provided for in this Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered by registered or certified mail, as follows:

     (a) If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as the Capital

Securities Guarantee Trustee may give notice of to the Guarantor and the Holders of the Capital Securities):

       JPMorgan Chase Bank
       450 West 33rd Street, 15 Floor
       New York, New York  10001
       Attention: Institutional Trust Services

     (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Capital Securities Guarantee Trustee and the Holders):

       Prudential Financial, Inc.
       751 Broad Street
       Newark, New Jersey  07102
       Attention:  Corporate Treasurer

       with a copy to:



       Attention:

     (c) If given to any Holder, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 8.4  Benefit.

     This Capital Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

SECTION 8.5  Governing Law.

     THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

     THIS CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                                    PRUDENTIAL FINANCIAL, INC.,
                                    as Guarantor



                                    By:________________________
                                    Name:
                                    Title:


                                    JPMORGAN CHASE BANK,
                                    as Capital Securities Guarantee Trustee



                                    By:________________________
                                    Name:
                                    Title: